SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Natus Medical Incorporated
(Exact name of Registrant as specified in its charter)

Delaware	77-0154833
(State of incorporation or organization)	(IRS Employer I.D. No.)

1501 Industrial Road, San Carlos, CA,	94070
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates (if applicable): Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Stock Purchase Rights
(Title of class)

Item 2.    Exhibits

3.1.1(1)	Certificate of Incorporation of Registrant.

3.1.2(2)	Certificate of Designation of Series A Preferred Stock of Registrant.

3.2(1)	Bylaws of Registrant.

4.1
Preferred Stock Rights Agreement, originally dated as of September 4, 2002 and amended and restated as of October 8, 2002, between the Company and EquiServe Trust Company, N.A., including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B, and C, respectively.

1
Incorporated by reference to exhibits of the same number filed by the Registrant with its Registration Statement on Form S-1 (File No. 333-44138) as filed with the Securities and Exchange Commission on August 18, 2000.

2
Incorporated by reference to the exhibit of the same number filed by the Registrant with its Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on September 6, 2002.

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 8, 2002	NATUS MEDICAL INCORPORATED

	By:	/s/ TIM C. JOHNSON

Tim C. Johnson President, Chief Executive Officer and Chief Operating Officer

3

EXHIBIT INDEX

3.1.1(1)	Certificate of Incorporation of Registrant.

3.1.2(2)	Certificate of Designation of Series A Preferred Stock of Registrant.

3.2(1)	Bylaws of Registrant.

4.1
Preferred Stock Rights Agreement, originally dated as of September 4, 2002 and amended and restated as of October 8, 2002, between the Company and EquiServe Trust Company, N.A., including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B, and C, respectively.

1
Incorporated by reference to exhibits of the same number filed by the Registrant with its Registration Statement on Form S–1 (File No. 333–44138) as filed with the Securities and Exchange Commission on August 18, 2000.

2
Incorporated by reference to the exhibit of the same number filed by the Registrant with its Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on September 6, 2002.